Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Vice President, Strategy and Investor Relations

954-384-0175, x-5692

charles_lynch@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Commences $200 Million Accelerated Share Repurchase Program

FORT LAUDERDALE, Fla., December 15, 2014 – MEDNAX, Inc. (NYSE: MD), the national medical group specializing in neonatal, anesthesia, maternal-fetal, pediatric cardiology, and other pediatric physician services, today announced the commencement of a $200 million accelerated share repurchase (ASR) program with JPMorgan Chase Bank, N.A.

Under the terms of the ASR, MEDNAX will repurchase $200 million of its common stock, with an aggregate initial delivery of approximately 2.5 million shares. The final number of shares to be repurchased will be based on the volume-weighted average share price of the company’s common stock during the term of the ASR, minus a discount. The final settlement of the transactions under the ASR agreement is expected to occur in up to seven months. The Company is funding the ASR with borrowings under its credit facility.

The ASR program is being executed as part of an authorization by MEDNAX’s Board of Directors to repurchase up to $600 million of the Company’s common stock, announced on October 30, 2014. Including shares to be repurchased under the ASR program and open market purchases, a total of $361 million of shares will have been repurchased to date under this authorization.

The $600 million authorization is incremental to the Company’s existing authorization to repurchase its common stock up to an amount sufficient to offset the dilutive impact from the issuance of shares under MEDNAX’s equity programs. MEDNAX will continue to contemplate various methods to effect future share repurchases, including, among others, open-market purchases and additional accelerated share repurchase programs, which may be implemented during the term of the current ASR.

ABOUT MEDNAX

MEDNAX, Inc. is a national medical group that comprises the nation’s leading providers of neonatal, anesthesia, maternal-fetal and pediatric medical and surgical subspecialty services. The Company is reshaping the delivery of care within its specialties and subspecialties using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Pediatrix Medical Group, a division of MEDNAX, was founded in 1979 and includes neonatal physicians who provide services at more than 360 neonatal intensive care units, and collaborate with affiliated maternal-fetal medicine, pediatric cardiology, pediatric critical care and physician subspecialists to provide a clinical care continuum. Pediatrix is also the nation’s largest provider of newborn hearing screens. American Anesthesiology, a division of MEDNAX, was established in 2007 and includes more than 2,225 anesthesiologists and advanced practitioners who provide anesthesia care to patients in connection with surgical and other procedures as well as pain management. MEDNAX, through its affiliated professional corporations, employs approximately 2,575 physicians in 34 states and Puerto Rico. Additional information is available at www.mednax.com.

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Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in MEDNAX’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well MEDNAX’s current reports on Form 8-K, filed with the Securities and Exchange Commission.

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